Exhibit 99.1

FOR IMMEDIATE RELEASE

CELSIUS Announces NASDAQ Opening Bell Ringing to Celebrate

5th Anniversary on Friday May 27th

BOCA RATON, FL, May 26, 2022/PRNewswire/ -- Celsius Holdings, Inc., (Nasdaq: CELH), maker of the leading global lifestyle energy drink, CELSIUS®, today announced the company will ring the opening Nasdaq bell on Friday, May 27th to celebrate the 5th anniversary of their initial listing and will hold a product sampling event in front of the Nasdaq MarketSite building, located at 4 Times Square, between 43rd & Broadway.

CELSIUS® President, Chairman and CEO, John Fieldly, commented, “It’s an honor to celebrate our five year listing anniversary on Nasdaq and recognize the amazing milestones the CELSIUS® team has accomplished over that time, which was facilitated with our up-listing to the Nasdaq platform. Since our initial May 24, 2017 listing, the company’s share price has increased over 1,400% from $4.04, to $62.44 on May 25, 2022, with a market cap increase of over 2,600%, from $170 million to $4.7 billion. Upon the 2017 listing, there were no filing institutional shareholders, which compares to the end of the first quarter of 2022 with 275 institutional holders, representing 52% of the shares outstanding and over $2 billion in value in addition to our average daily trading volume which increased from under 100k shares per day or approximately $400k vs. average daily trading volume of 960K shares per day or approximately $60 million today. Operationally, CELSIUS® grew from first quarter revenue in 2017 of $6 million to a current first quarter 2022 revenue over $133 million with an approximate 4% market share of the energy category. The company looks forward to sharing this event with our loyal consumers after the bell ringing ceremony for those in the Times Square area Friday morning.”

CELSIUS® is now available in over 140,000 locations nationwide and the leading brand driving growth to the energy category, responsible for 37% of the overall growth. This represents over $37.5 million in incremental sales and CELSIUS® is now the #4 energy drink after recently surpassing Rockstar Energy.

(Last 4 Weeks Ending 04.17.22, IRI MULO+C)

About Celsius Holdings, Inc.

Celsius Holdings, Inc. (Nasdaq: CELH), is a global consumer packaged goods company with a proprietary, clinically proven formula for its master brand CELSIUS®. A lifestyle energy drink born in fitness and a pioneer in the rapidly growing energy category. CELSIUS® offers proprietary, functional, essential energy formulas clinically-proven to offer significant health benefits to its users. CELSIUS® is backed by six university studies that were published in peer-reviewed journals validating the unique benefits CELSIUS® provides. For more information, please visit: http://www.celsiusholdingsinc.com

Forward-Looking Statements

This press release may contain statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements contain projections of Celsius Holdings’ future results of operations and/or financial position, or state other forward-looking information. In some cases, you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” “would,” or similar words. You should not rely on forward-looking statements since Celsius Holdings’ actual results may differ materially from those indicated by forward-looking statements as a result of a number of important factors. These factors include but are not limited to: general economic and business conditions; our business strategy for expanding our presence in our industry; anticipated trends in our financial condition and results of operation; the impact of competition and technology change; existing and future regulations affecting our business; the Company’s ability to satisfy in a timely manner, all Securities and Exchange Commission (SEC) required filings and the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted under that Section; and other risks and uncertainties discussed in the reports Celsius Holdings has filed previously with the Securities and Exchange Commission. Celsius Holdings does not intend to and undertakes no duty to update the information contained in this press release.

Investor Relations:
Cameron Donahue
(651) 707-3532
cdonahue@celsius.com